UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road, Lake Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 382-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-1 2)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240. l 3c-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2018, CTI Industries Corporation, along with its subsidiaries Flexo Universal, S. de R.L. de C.V. and CTI Supply, Inc. (collectively, “the Company”) entered into Waiver and Amendment No. 1 (the "Amendment") to Revolving Credit, Term Loan, and Security Agreement (the “Agreement”) with PNC Bank, National Association (“PNC”). The original Agreement included a $6 million term loan and up to $18 million of availability under the revolving credit facility. As previously reported, the Company notified PNC of failure to meet two financial covenants in the Agreement for the period ended March 31, 2018. The Amendment provides a waiver for this failure, an amendment fee, and revised covenants for the remainder of the Agreement.

The following is a summary of certain material elements of the Amendment.  The Amendment and related documents are filed as Exhibits to this Form 8-K. The Agreement has a five year term, and is collateralized by the assets of the Company.

In consideration of the waiver and amendments described in the Amendment, the Company has agreed to pay $58,750.

The Agreement includes certain financial covenants including a maximum leverage ratio and a minimum fixed coverage ratio, as well as weekly and monthly reporting obligations, and the usual and customary events of default and certain restrictions related to the repayment of subordinated debt, capital expenses, affiliate transactions and indebtedness. The Amendment incorporates a similar Fixed Charge coverage ratio, the calculation for which is quarterly beginning April 1, 2018 for future covenant commitments. In addition, until the Fixed Charge coverage ratio meets or exceeds 1.1 to 1.0 for the previous twelve months, the rate of interest is increased by 2%.

The Leverage ratio has been modified to be calculated quarterly, beginning June 30, 2018 using data beginning April 1, 2018, at a multiple beginning at 4.5 and gradually reducing to 2.75 by September 30, 2019. A new EBITDA covenant was added in the Amendment, with the Company committing to EBITDA of at least $300,000 during April 2018 and $750,000 during the two months ended May 31, 2018.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit

99.1	Waiver and Amendment No. 1 to Revolving Credit, Term Loan, and Security agreement dated June 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Lake Barrington, Illinois, June 12, 2018.

CTI INDUSTRIES CORPORATION

By:	/s/ Stephen M. Merrick
Stephen M. Merrick, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Waiver and Amendment No. 1 to Revolving Credit, Term Loan, and Security agreement dated June 1, 2018.